                                                                   EXHIBIT 10.30


                           PROVIDIAN NATIONAL BANK

                               $4,000,000,000
                              SENIOR BANK NOTES
                                     AND
                           SUBORDINATED BANK NOTES
               DUE FROM 7 DAYS TO 15 YEARS FROM DATE OF ISSUE


                           Distribution Agreement
                           ----------------------



                                                               February 20, 1998


Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
Lehman Brothers
Lehman Brothers Inc.
Lehman Commercial Paper Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

     Providian National Bank, a national banking association (the "Bank"), proposes to issue and sell from time to time its (i) senior unsecured debt obligations not insured by the Federal Deposit Insurance Corporation (the "FDIC") with maturities from 7 days to not more than one year from date of issue (the "Short-Term Senior Bank Notes"), (ii) senior unsecured debt obligations not insured by the FDIC with maturities of more than one year to 15 years from date of issue (the "Medium-Term Senior Bank Notes," and, together with the Short-Term Senior Bank Notes, the "Senior Bank Notes"), and (iii) subordinated unsecured debt obligations not insured by the FDIC with maturities of five years to 15 years from date of issue (the "Subordinated Bank Notes," and, together with the Senior Bank Notes, the "Bank Notes") and agrees with you (the "Agents") with respect to the issue and sale of the Bank Notes as set forth in this Agreement. The Bank is a wholly-owned subsidiary of Providian Financial Corporation, a Delaware corporation ("PFC").

     As of the date hereof, the Bank has authorized the issuance of up to $1,000,000,000 aggregate principal amount at any one time outstanding of Senior Bank Notes with maturities from 7 days to not more than 270 days from date of issue and $2,500,000,000 aggregate principal amount of Senior Bank Notes with maturities of more than 270 days to 15 years from date of issue. In addition, the Bank has authorized the issuance of up to $500,000,000 aggregate principal amount of its Subordinated Bank Notes. It is understood, however, that the Bank may from time to time authorize the issuance of an additional amount of Bank Notes and that such Bank Notes may be sold to or distributed through the Agents pursuant to the terms of this Agreement, as though the issuance of such Bank Notes were authorized as of the date hereof.

     The Bank Notes will be issued under an issuing and paying agency agreement, dated as of February 20, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and The First National Bank of Chicago, as Issuing and Paying Agent (the "Issuing and Paying Agent"). The Bank Notes shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Offering Circular referred to below as it may be amended or supplemented from time to time. The Bank Notes will be issued, and the terms and rights thereof established, from time to time by the Bank in accordance with the Issuing and Paying Agency Agreement.

     Subject to the terms and conditions stated herein and to the reservation by the Bank of the right to sell Bank Notes directly on its own behalf in those jurisdictions where it is authorized to do so, the Bank hereby (i) agrees that, except as otherwise contemplated herein, whenever it determines to sell Bank Notes directly to an Agent as principal for resale to investors and other purchasers, it will enter into a separate agreement with such Agent (each, a "Terms Agreement"), which may be substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(a) hereof and (ii) appoints the Agents as its agents for the purpose of soliciting and receiving offers to purchase Bank Notes from it pursuant to Section 2(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Bank Notes or an obligation of any Agent to purchase any Bank Notes as principal.

     The appointment of the Agents hereunder is not exclusive and the Bank may from time to time offer Bank Notes for sale otherwise than to or through an Agent, either through another agent on terms substantially identical to the terms of this Agreement or on its own behalf. The Bank reserves the right to sell, and may solicit and accept offers to purchase, Bank Notes directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by an Agent, no commission will be payable with respect to such sale.

     1.   The Bank represents and warrants to, and agrees with, the Agents that:

          (i) The Bank has prepared an offering circular, dated February 20, 1998, to be used by the Agents in connection with the Agents' solicitation of purchasers of or offering of the Bank Notes. Such offering circular, in the form transmitted for filing with the Office of the Comptroller of the Currency of the United States (the "Comptroller"), pursuant to 12 C.F.R.
     Section 16.6 is referred to herein as the "Offering Circular"; provided, however, that if any amendment or supplement shall be provided to the Agents for use in connection with the offering of the Bank Notes, whether or not the same is required to be filed with the Comptroller pursuant to 12 C.F.R. Section 16.6, the term "Offering Circular" shall be deemed to refer to and include such amendment or supplement from and after the time it is first provided to the Agents for use. Any reference to the Offering Circular shall also be deemed to refer to and include all documents incorporated by reference, including the Call Reports and the Periodic Reports (as such terms are hereinafter defined) incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Offering Circular shall be deemed to include the filing of any Call Report or Periodic Report with any bank regulatory agency or the Securities and Exchange Commission (the "Commission") after the date of this Agreement or the Offering Circular, as the case may be. The Offering Circular, as of the date hereof, complies with, and as of each date that this representation is affirmed in accordance with Section 4(k) hereof, will comply with, the applicable requirements of 12 C.F.R. Part 16 (including 12 C.F.R. Section 16.6); and the Offering Circular does not, and as of each date that this representation is affirmed in accordance with Section 4(k) hereof, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements or omissions from the Offering Circular made in reliance upon and in conformity with information furnished to the Bank in writing by any Agent expressly for use therein. The Bank will incorporate by reference in the Offering Circular the publicly available portions of each of its Consolidated Reports of Condition and Income (each, a "Call Report") which the Bank has filed with the FDIC, as well as any amendments or supplements thereto, beginning with and including the Call Report for the period ended December 31 of the third calendar year prior to the date of the Offering Circular to and including the most recent Call Report filed or published prior to an offering pursuant to the Offering Circular. The publicly available portions of any Call Reports filed by the Bank subsequent to the date of the Offering Circular and prior to the termination of the offering of the Bank Notes will be incorporated therein by reference. Call Reports for the Bank for the reporting periods ending prior to January 1, 1998 were filed under the Bank's former name, First Deposit National Bank. In addition, the Bank has been authorized by PFC to incorporate by reference in the Offering Circular, and will incorporate by reference into the Offering Circular, PFC's Registration Statement on Form 10 (as filed with the Commission effective April 18, 1997), annual reports on Form 10-K for its most recently ended fiscal year, quarterly reports on Form 10-Q since its most recently ended fiscal year, current reports on Form 8-K since its most recently ended fiscal year and any other document filed by PFC with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "Periodic Reports"). The documents incorporated by reference into the Offering Circular, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied or when so filed will comply in all material respects with the applicable requirements of the Comptroller or the applicable requirements of the 1934 Act and the rules and regulations of the Commission thereunder or the rules and regulations otherwise applicable thereto, as the case may be, and, when read together with the other information in the Offering Circular, did not and will not, as of the respective dates of their incorporation by reference into the Offering Circular, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were or are made, not misleading;

          (ii) Since the respective dates as of which information is given in the Offering Circular, (a) there has not been any material adverse change in or affecting the condition, financial or otherwise, business affairs, or business prospects of the Bank or its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Circular; and
     (b) there have been no material transactions entered into by the Bank or any of its subsidiaries other than those in the ordinary course of business and other than those which have been disclosed in the Offering Circular or any document incorporated by reference into the Offering Circular;

          (iii) The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States; is qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole; and has the power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular;

          (iv) All of the issued shares of capital stock of the Bank have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by PFC;

          (v) The Bank Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, the Issuing and Paying Agency Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their terms and entitled to the benefits provided by the Issuing and Paying Agency Agreement, under which they are to be issued, subject, as to enforcement, to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and the rights of creditors of national banking associations and the FDIC as conservator or receiver and to general equity principles (whether enforcement is sought in a proceeding in equity or at law); the Issuing and Paying Agency Agreement has been duly authorized, executed and delivered by the Bank and, when executed and delivered by the Issuing and Paying Agent, will constitute a valid and legally binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and the rights of creditors of national banking associations and the FDIC as conservator or receiver and to general equity principles (whether enforcement is sought in a proceeding in equity or at law); the Issuing and Paying Agency

     Agreement conforms and the Bank Notes will conform to the descriptions thereof in the Offering Circular; and the Issuing and Paying Agency Agreement is and the Bank Notes will be substantially in the form previously delivered to the Agents;

          (vi) This Agreement, any Terms Agreement and the Letters of Representations, dated February 20, 1998 (the "Letters of Representations"), between the Bank, the Issuing and Paying Agent and The Depository Trust Company have been duly authorized, executed and delivered by the Bank and are valid and legally binding agreements of the Bank, enforceable against the Bank in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and the rights of creditors of national banking associations and the FDIC as conservator or receiver and to general equity principles (whether enforcement is sought in a proceeding in equity or at law);

          (vii) The issue and sale of the Bank Notes, the compliance by the Bank with all of the provisions of the Bank Notes, the Issuing and Paying Agency Agreement, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank or any of its subsidiaries, pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of their properties or assets are subject, nor will such action result in any violation of the charter or the by-laws of the Bank, or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank, any of its subsidiaries or any of its properties;

          (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Bank Notes, the issue and sale of the Bank Notes or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement or the Issuing and Paying Agency Agreement, except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the solicitation by any Agent of offers to purchase Bank Notes from the Bank and with purchases of Bank Notes by any Agent as principal, as the case may be, in each case in the manner contemplated hereby, (b) the Offering Circular and any amendments thereto (other than amendments which contain only pricing information relating to a particular transaction, Call Reports or filings under the 1934 Act incorporated by reference, updated financial information concerning the Bank or non-material information relating to the program contemplated hereby), must be filed by the Bank with the Comptroller pursuant to 12 C.F.R. Section 16.6, and (c) with respect to Subordinated Bank Notes offered by the Bank notice must be filed with the Comptroller pursuant to 12 C.F.R. Section 5.47 in order for such Subordinated Bank Notes to be counted as Tier 2 capital of the Bank;

          (ix) Neither the Bank or any of its subsidiaries is in violation of its charter or by-laws or is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Bank and its subsidiaries taken as a whole;

          (x) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Bank Notes, are accurate in all material respects;

          (xi) Other than as set forth in the Offering Circular (including any document incorporated therein by reference), there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Bank, threatened against or affecting, the Bank or any of its subsidiaries, which, if determined adversely to the Bank or any of its subsidiaries, would, in the reasonable judgment of the Bank, individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Bank and its subsidiaries, or which would, in the reasonable judgment of the Bank, adversely affect the consummation of this Agreement, any Terms Agreement, the Issuing and Paying Agency Agreement or any transaction contemplated hereby or thereby;

          (xii) The Senior Bank Notes, when issued, authenticated and delivered pursuant to this Agreement, will be unsecured and unsubordinated debt obligations of the Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Bank except, pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Bank's unsecured deposit liabilities; and the Subordinated Bank Notes are unsecured and subordinated debt obligations of the Bank, rank pari passu among themselves, and are subordinate and junior in right of payment to the Bank's obligations to its depositors and general creditors, other than obligations which, by their express terms, rank on a parity with or junior to the Subordinated Bank Notes;

          (xiii) The Bank is not, and after giving effect to the offer and sale of the Bank Notes, will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (xiv) Neither the Bank nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xv) Ernst & Young LLP, who have certified certain financial statements of PFC, incorporated by reference in the Offering Circular, are independent public accountants as required by the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder;

          (xvi) The Bank Notes of the Bank at the time such Bank Notes are issued will have been rated by a "nationally recognized statistical rating organization" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) and by each other nationally recognized statistical rating agency that has rated the Bank Notes of the Bank, in one of its four highest categories;

          (xvii) The financial statements and other financial information of the Bank included in, incorporated by reference in, or made available pursuant to, the Offering Circular (other than information contained in the Call Reports) present fairly the consolidated financial position of the Bank, as of the date indicated therein and the consolidated results of its operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the notes thereto), subject to normal year-end adjustments; and the Call Reports of the Bank included or incorporated by reference in the Offering Circular present fairly the financial position of the Bank and the results of its operations for the periods specified therein, and except as stated therein, have been prepared in conformity with regulatory instructions issued by the Federal Financial Institutions Examination Counsel applied on a consistent basis;

          (xviii) The Bank Notes are exempt from registration under Section 3(a)(2) of the 1933 Act and, in addition, the Senior Bank Notes with maturities ranging from 7 days to not more than 270 days from date of issue are exempt from registration under Section 3(a)(3) of the 1933 Act.
     Neither registration of the Bank Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, sale, issuance or delivery of the Bank Notes pursuant to this Agreement or any Terms Agreement. The requirements of 12 C.F.R. Part 16 (including those contained in 12 C.F.R.
     Section 16.6) have been and will be satisfied in connection with the offer, sale, issuance or delivery of the Bank Notes pursuant to this Agreement and any Terms Agreement; and

          (xix) The Bank Notes, when issued, authenticated and delivered pursuant to the terms of this Agreement, any Terms Agreement and the Issuing and Paying Agency Agreement, will be excluded or exempted under the provisions of the Commodity Exchange Act.

     2.   (a)    Unless otherwise agreed upon by an Agent and the Bank, each
Agent shall act as an agent (and not as principal) of the Bank when soliciting offers to purchase the Bank Notes. Each sale of Bank Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Bank and such Agent shall otherwise agree) a Terms Agreement which will provide for the sale of such Bank Notes to, and the purchase thereof by, such Agent. The Terms Agreement may take the form of an oral agreement, which shall be confirmed in a writing, prepared by each Agent and sent via facsimile transmission to the Bank. The commitment of an Agent to purchase Bank Notes as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Bank Notes to be purchased by an Agent pursuant thereto, the price to be paid to the Bank for such Bank Notes, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Bank Notes and the time and date and place of delivery of and payment for such Bank Notes. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof.

     Unless otherwise agreed, for each such sale of Bank Notes to an Agent as principal, the Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 2(b) hereof and in accordance with the schedule set forth therein. An Agent may engage the services of any other broker or dealer in connection with the resale of the Bank Notes purchased by it as principal and may allow any portion of the commission (or equivalent discount) received in connection with such purchases from the Bank to such brokers and dealers. Each Agent proposes to offer Bank Notes purchased by it as principal for sale at prevailing market prices or prices related thereto at the time of sale, which may be equal to, greater than or less than the price at which such Bank Notes are purchased by such Agent from the Bank.

     Each time and date of delivery of and payment for Bank Notes to be purchased by an Agent as principal is referred to herein as a "Time of Delivery."

          (b) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Agent hereby agrees, as agent of the Bank, to use its reasonable efforts to solicit and receive offers to purchase the Bank Notes from the Bank upon the terms and conditions set forth in the Offering Circular as amended or supplemented from time to time. Each Agent will communicate to the Bank, orally, each offer to purchase Bank Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agents. Each Agent shall have the right, in its reasonably exercised discretion, to reject any proposed purchase of Bank Notes, as a whole or in part, and any such rejection shall not be deemed a breach of such Agent's agreement contained herein. The Bank may accept or reject any proposed purchase of the Bank Notes, in its absolute discretion, in whole or in part. All Bank Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed by the Bank and such Agent.

     The Bank reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Bank Notes. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Bank, the Agents will suspend solicitation of offers to purchase Bank Notes from the Bank until such time as the Bank has advised the Agents that such solicitation may be resumed. During such period, the Bank shall not be required to comply with the provisions of Sections 4(m) and 4(n). Upon advising the Agents that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents required to be delivered by Sections 4(m) and 4(n), and the Agents shall have no obligation to solicit offers to purchase the Bank Notes until such documents have been received by the Agents. In addition, any failure by the Bank to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(m) and 4(n), shall automatically terminate the Agents' obligations hereunder, including without limitation their obligations hereunder to purchase Bank Notes hereunder as principal or to solicit offers to purchase Bank Notes.

     The Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Bank Note by the Bank as a result of a solicitation made by such Agent, in an amount equal to, unless otherwise agreed by the Bank and such Agent, the following applicable percentage of the principal amount of such Bank Note sold:

                                                      Commission
                                                    (percentage of
                                                 aggregate principal
                                                amount of Bank Notes
Range of Maturities                                     sold)
----------------------------------             -----------------------
From 7 days to 270 days                                 .050%
From 271 days to less than 1 year                       .125%
From 1 year to less than 18 months                      .150%
From 18 months to less than 2 years                     .200%
From 2 years to less than 3 years                       .250%
From 3 years to less than 4 years                       .350%
From 4 years to less than 5 years                       .450%
From 5 years to less than 6 years                       .500%
From 6 years to less than 7 years                       .550%
From 7 years to less than 10 years                      .600%
From 10 years to less than 15 years                     .625%

          (c) Procedural details relating to the issue and delivery of Bank Notes and payment therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II as they may be amended from time to time by written agreement between the Bank and the Agents (the "Administrative Procedures"). The provisions of the Administrative Procedures shall apply to all transactions contemplated hereunder. The Bank will furnish to the Issuing and Paying Agent a copy of the Administrative Procedures as from time to time in effect.

          (d) The Bank shall not approve the solicitation of purchases of Bank Notes in excess of the amount which shall be authorized to be issued or outstanding, as the case may be, by the Bank from time to time or in excess of the aggregate principal amount of Bank Notes specified in the Offering Circular. The Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Bank Notes sold or outstanding, or of otherwise monitoring the availability of Bank Notes for sale.

          (e) Neither the Agents nor the Bank will have any agreement, understanding or other arrangement for the extension, renewal or automatic rollover of any of the Bank Notes with maturities ranging from 7 days to not more than 270 days from date of issue. The Bank will use the proceeds of such Bank Notes in connection with financing current transactions within the meaning of Section 3(a)(3) of the 1933 Act.

          (f) The Agents agree, with respect to any Bank Note denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Bank Note in, or to residents of, the country issuing such currency, except as permitted by applicable law.

          (g) In compliance with 12 C.F.R. Part 16, each Agent agrees to offer the Notes only to institutional investors that are "accredited investors" within the meaning of Rule 501 of the 1933 Act.

     3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Brown & Wood LLP, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Bank and the Agents but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Bank Notes is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

     4.   The Bank covenants and agrees with the Agents that:

          (a) The Bank will give the Agents notice of its intention to prepare any additional offering circular supplement with respect to the sale of the Bank Notes or any amendment or supplement to the Offering Circular (other than Call Reports and Periodic Reports incorporated by reference) and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be distributed a reasonable time in advance of such proposed distribution and will not distribute any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object. The Bank will promptly cause such amendments and supplements to be filed with the Comptroller when and to the extent required by 12 C.F.R.
Section 16.6 and will promptly advise the Agents of the filing of any amendment or supplement to the Offering Circular with the Comptroller. The Bank will cause to be prepared, with respect to any Bank Notes to be sold by it to or through an Agent pursuant to this Agreement, a Pricing Supplement with respect to such Bank Notes in a form previously approved by the Agents;

          (b) The Bank will immediately advise the Agents (i) of any request by the Comptroller, any other bank regulatory agency or the Commission for any amendment of or supplement to the Offering Circular (including, without limitation, the documents incorporated by reference therein) or for any additional information with respect to the offering of the Bank Notes; (ii) of the institution or threat by the Comptroller, any other bank regulatory agency or the Commission of any proceeding with respect to the Offering Circular (including, without limitation, the documents incorporated by reference therein) or any amendment or supplement thereto or the offering or sale of the Bank Notes, (iii) of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Bank Notes for sale in any jurisdiction in which the Bank Notes are then being sold to purchasers or the initiation or overt threat of any proceeding for such purpose, and (iv) any change in the rating assigned by any nationally recognized statistical rating organization to any unsecured debt securities of the Bank or the public announcement by any such organization that it has under surveillance or review, with negative implications, its rating of any of the Bank's unsecured debt securities. With regard to Clauses (i), (ii) and (iii) hereof, the Bank will use its reasonable best efforts to prevent the issuance of any order or similar action interfering with the offering or sale of the Bank Notes or the use of the Offering Circular, and, if issued, to obtain as soon as possible the withdrawal thereof;

          (c) The Bank will endeavor, in cooperation with the Agents, to qualify the Bank's Bank Notes for offering and sale under the securities laws of such jurisdictions as the Agents may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Bank Notes; provided, however, that in connection therewith the Bank shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and the Bank will file such statements and reports as may be required by the laws of each jurisdiction in which the Bank Notes have been qualified as above provided;

          (d) The Bank will furnish the Agents with copies of the Offering Circular and each amendment or supplement thereto, other than any Pricing Supplement (except as provided in the Administrative Procedure), in such quantities as the Agents may reasonably request from time to time; and if any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered to a purchaser, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Offering Circular, immediate notice shall be given, and confirmed in writing to the Agents, to cease sales of any Bank Notes the Agents may then own as principal and to suspend solicitation of offers to purchase Bank Notes in their capacity as agents of the Bank (and, if so notified, such Agent shall cease such sales and solicitations as soon as practicable, but in any event not later than one business day later); and the Bank shall promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission;

          (e) The Bank shall not be required to comply with the provisions of Subsection (d) of this Section 4 during any period from the later of the time when (i) the Agents shall have suspended solicitation of purchases of the Bank Notes in their capacity as agents pursuant to a request from the Bank and (ii) the Agents shall not hold any Bank Notes purchased as principal pursuant hereto, until the time the Bank shall determine that solicitation of purchases of the Bank Notes should be resumed or the Agents shall subsequently purchase Bank Notes from the Bank as principal;

          (f) So long as any Bank Notes are outstanding, the Bank will cause to be furnished to the Agents copies of all reports or other communications (financial or other) furnished to PFC's public stockholders, and deliver to the Agents (i) as soon as they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of PFC is listed; and (ii) such additional publicly available information concerning the business and financial condition of PFC, the Bank or any of their subsidiaries as the Agents may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of PFC and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (g) The Bank shall provide the Agents with copies of the publicly available portion of the most recent Call Reports of the Bank;

          (h) The Bank will make the filings required by 12 C.F.R. Section 16.6 with respect to the Bank Notes and by 12 C.F.R. Section 5.47 with respect to inclusion of the Subordinated Bank Notes in Tier 2 capital when and as required by such provisions;

          (i) The Bank shall not take any action which would cause it to be in default (within the meaning of Section 18(b) of the Federal Deposit Insurance
Act) in the payment of any assessment owing to the FDIC;

          (j) If specified by an Agent in the applicable Terms Agreement or other agreement to purchase Bank Notes as principal, from the date of such Terms Agreement with such Agent or other agreement by such Agent to purchase Bank Notes as principal and continuing to and including the related Time of Delivery, the Bank will not, without the prior consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities or deposit obligations of the Bank which both mature more than 270 days after such Time of Delivery and are substantially similar to the Bank Notes (other than the Bank Notes that are to be sold pursuant to such agreement and deposit and other bank obligations (including but not limited to purchases of federal funds) issued and sold directly by, or through an agent, broker or dealer of, the Bank in the ordinary course of the Bank's business);

          (k) Each acceptance by the Bank of an offer to purchase Bank Notes hereunder (including any purchase by an Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Bank of a Terms Agreement to an Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or sale, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Bank Notes relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Offering Circular as amended and supplemented at the time of such acceptance or sale and except to the extent such representations and warranties expressly relate to an earlier date);

          (l) That reasonably in advance of the Commencement Date and each Time of Delivery, Brown & Wood LLP, as counsel to the Agents, shall have been furnished with such documents and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of the Bank Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Bank in connection with the issuance and sale of Bank Notes as herein contemplated shall be satisfactory in form and substance to the Agents and counsel to the Agents;

          (m) That each time (i) the Offering Circular shall be amended or supplemented (other than by a Pricing Supplement), (ii) there is filed with the Commission or any bank regulatory agency any document that is incorporated by reference into the Offering Circular, (iii) the Bank sells Bank Notes to an Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(m) as a condition to the purchase of Bank Notes pursuant to such Terms Agreement, or (iv) the Bank issues and sells Bank Notes in a form not previously provided to the Agents by the Bank, the Bank shall, if so requested by an Agent or specified in such Terms Agreement, furnish or cause to be furnished forthwith to such Agent a letter of the Bank's General Counsel, or other counsel for the Bank satisfactory to such Agent, and Brown & Wood LLP, or other counsel satisfactory to such Agent, dated the date of such amendment, supplement, filing, Time of Delivery or settlement date relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinions of such counsel referred to in Sections 6(a) and 6(b) hereof which were last furnished to such Agent to the same extent as though they were dated the date of such letters authorizing reliance (except that the statements in such last opinions shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such reliance letters, opinions of the same tenor as the opinions of such counsel referred to in Sections 6(a) and 6(b) hereof but modified to relate to the Offering Circular as amended and supplemented to such date;

          (n) That each time (i) the Offering Circular shall be amended or supplemented (other than by a Pricing Supplement), (ii) there is filed with the Commission or any bank regulatory agency any document that is incorporated by reference into the Offering Circular, (iii) the Bank sells Bank Notes to an Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(n) as a condition to the purchase of Bank Notes pursuant to such Terms Agreement, or (iv) the Bank issues and sells securities in a form not previously provided to the Agents by the Bank, the Bank shall, if so requested by an Agent or specified in such Terms Agreement, furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, filing, Time of Delivery or settlement date relating to such sale, as the case may be, in such form and executed by any two of the Chief Executive Officer, President, Treasurer, Controller, any Senior or Executive Vice President or any other officer of the Bank who is a member of the Management Finance Committee of the Bank, or any other officer of the Bank having the same or similar responsibilities, to the effect that the statements contained in the certificates referred to in Section 6(g) hereof which were last furnished by the Bank to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Offering Circular as amended and supplemented to such date;

          (o) To offer to any person who has agreed to purchase Bank Notes as the result of an offer to purchase solicited by any Agent the right to refuse to purchase and pay for such Bank Notes if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(c), 6(d), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Bank Notes shall be substituted, for purposes of this Section 4(o), for the respective judgments of the Agents with respect to certain matters referred to in Section 6(c) and 6(e), and that the Agents shall have no duty or obligation whatsoever to exercise the judgment permitted under Sections 6(c) and 6(e) on behalf of any such person and it being further understood that "the date hereof" as used in Sections 6(d) and 6(e) shall be deemed, for purposes of this Section 4(o), to relate to the date of such person's agreement to purchase Bank Notes from the Bank); and

          (p) It will not offer Subordinated Bank Notes unless such Subordinated Bank Notes are rated investment grade by at least one nationally-recognized statistical rating agency and by each other nationally-recognized statistical rating agency that has rated its Bank Notes.

     5. Whether or not the transactions contemplated hereunder are consummated or this Agreement or any agreement by an Agent to purchase Bank Notes as principal is terminated, the Bank covenants and agrees with the Agents that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank's counsel in connection with the issuance of the Bank Notes and in connection with the preparation, printing and filing of the Offering Circular and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to the Agents; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents incurred in connection with the establishment of the program contemplated hereby and incurred with the prior approval of the Bank from time to time in connection with the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing the Offering Circular, this Agreement, any Terms Agreement, any Issuing and Paying Agency Agreement, any Blue Sky and legal investment memoranda, closing documents (including any compilation thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Bank Notes; (iv) all expenses in connection with the qualification of the Bank Notes for offering and sale under state securities laws as provided in Section 4(c) hereof, including the reasonable fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Bank Notes; (vi) the cost of preparing the Bank Notes, including fees and expenses related to the use of book-entry securities; (vii) the fees and expenses of any Issuing and Paying Agent and any agent of any Issuing and Paying Agent and any transfer or paying agent of the Bank and the fees and disbursements of counsel for any Issuing and Paying Agent or such agent in connection with the Issuing and Paying Agency Agreement and the Bank Notes;
(viii) the fees and disbursements of any calculation agent or exchange rate agent; (ix) the cost of preparing and providing any CUSIP or other identification numbers for the Bank Notes; (x) any advertising expenses connected with the solicitation of offers to purchase and the sale of Bank Notes so long as such advertising expenses have been approved in advance by the Bank;
(xi) all filing fees payable to the Comptroller, including any such fees required by 12 C.F.R. Section 16.33; and (xii) all other costs and expenses incurred by the Bank in connection with the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

     6. The obligation of each Agent, as agent, at any time ("Solicitation Time") to solicit offers to purchase the Bank Notes, and the obligation of any Agent to purchase Bank Notes as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Bank herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Bank shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) Brown & Wood LLP, counsel to the Agents, shall have furnished to such Agents such opinion or opinions, dated the Commencement Date, with respect to such matters as the Agents may reasonably request, including:

          (i) This Agreement, any applicable Terms Agreement and the Letters of Representations have been duly authorized, executed and delivered by the Bank;

          (ii) The Bank Notes have been duly authorized by all necessary corporate action on the part of the Bank and, when duly executed, authenticated, issued and delivered by the Bank against payment of the consideration therefor, will constitute valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms and entitled to the benefits provided by the Issuing and Paying Agency Agreement, subject, as to enforcement, to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and similar laws of general applicability relating to, or affecting, creditors' rights and the rights of creditors of national banking associations and the FDIC as conservator or receiver and to general equity principles (whether enforcement is sought in a proceeding in equity or at law);

          (iii) The Issuing and Paying Agency Agreement has been duly authorized, executed and delivered by the Bank and, when executed and delivered by the Issuing and Paying Agent, will constitute a valid and legally binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, liquidation, insolvency, reorganization, moratorium and other similar laws of general applicability relating to, or affecting, creditors' rights and the rights of creditors of national banking associations and the FDIC as conservator or receiver and to general equity principles (whether enforcement is sought in a proceeding in equity or at law);

          (iv) The statements set forth in the Offering Circular under the captions "Certain United States Federal Income Tax Considerations" and "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects; and

          (v) The Bank Notes are exempt from registration under the 1933 Act pursuant to Section 3(a)(2) thereof and, in addition, the Short-Term Notes are exempt from registration under the 1933 Act pursuant to Section 3(a)(3) thereof. The registration and prospectus requirements of 12 C.F.R. Section
     16.3 do not apply to offers and sales of the Short-Term Notes. The offer and sale of the Medium-Term Notes would be deemed to be in compliance with the registration and prospectus requirements of 12 C.F.R. Section 16.3 pursuant to 12 C.F.R. Section 16.6. Neither registration of the Bank Notes under the 1933 Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer, issuance or sale of the Bank Notes.

          (b) The General Counsel of the Bank, or other counsel for the Bank satisfactory to the Agents, shall have furnished to the Agents written opinions, dated the Commencement Date and at each time required by Section 4(m) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to the Agents, to the effect that:

          (i) The Bank has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States; is qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole; and has the corporate power and authority to own its properties and conduct its business as described in the Offering Circular;

          (ii) All of the issued shares of capital stock of the Bank are fully paid and non-assessable and are owned directly or indirectly by PFC;

          (iii) To such counsel's knowledge and other than as set forth in the Offering Circular, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to such counsel's knowledge, overtly threatened against the Bank or any of its subsidiaries, which, if determined adversely to the Bank or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Bank and its subsidiaries or which would adversely affect the consummation of this Agreement, any Terms Agreement or the Issuing and Paying Agency Agreement or any transaction contemplated hereby or thereby;

          (iv) This Agreement, the Issuing and Paying Agency Agreement and the Letters of Representations have been duly authorized, executed and delivered by the Bank;

          (v) The Bank Notes and any applicable Terms Agreements have been duly authorized by all necessary corporate action on the part of the Bank;

          (vi) The issue and sale of the Bank Notes, the compliance by the Bank with all of the provisions of the Bank Notes, the Issuing and Paying Agency Agreement, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not, to such counsel's knowledge, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of PFC, the Bank or any of their subsidiaries, pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which PFC, the Bank or any of their subsidiaries is a party or by which PFC, the Bank or any of their subsidiaries is bound or to which any of their properties or assets is subject, nor will such action result in any violation of the provisions of the charter or the by-laws of the Bank, or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over PFC, the Bank, any of their subsidiaries or any of their properties;

          (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required to be obtained or made by the Bank for the solicitation of offers to purchase Bank Notes, the issue and sale of the Bank Notes or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement, or the Issuing and Paying Agency Agreement, except (a) such as may be required by the securities or Blue Sky laws of the various states in connection with the solicitation by any Agent of offers to purchase Bank Notes and with purchases of Bank Notes by any Agent as principal, as the case may be, in each case in the manner contemplated hereby, (b) the Offering Circular and any amendments thereto (other than amendments which contain only pricing information relating to a particular transaction, Call Reports or Periodic Reports incorporated by reference, updated financial information concerning the Bank or non-material information relating to the program contemplated hereby), must be filed by the Bank with the Comptroller pursuant to 12 C.F.R. Section 16.6, and (c) with respect to Subordinated Bank Notes offered by the Bank notice must be filed with the Comptroller pursuant to 12 C.F.R. Section 5.47 in order for such Subordinated Bank Notes to be counted as Tier 2 capital of the Bank;

          (viii) Neither the Bank nor any of its subsidiaries is in violation of its charter or by-laws or is in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default or defaults which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Bank and its subsidiaries taken as a whole;

          (ix) The statements set forth in the Offering Circular under the caption "Description of Notes," insofar as they purport to constitute a summary of the terms of the Bank Notes, are accurate in all material respects;

          (x) The Senior Bank Notes, when issued, will be unsecured and unsubordinated debt obligations of the Bank and will rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Bank except, pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Bank's unsecured deposit liabilities; and the Subordinated Bank Notes, when issued, will be unsecured and subordinated debt obligations of the Bank, rank pari passu among themselves and will be subordinate and junior in right of payment to the Bank's obligations to its depositors and general creditors, other than obligations which, by their express terms rank on a parity with or junior to the Subordinated Bank Notes;

          (xi) Although such counsel need not pass upon and/or make any independent verification of the accuracy or completeness of the statements contained in the Offering Circular, nothing has come to such counsel's attention that leads such counsel to believe that the Offering Circular (other than the financial statements and other financial data included therein and the information under the caption "Certain United States Federal Income Tax Considerations" as to which such counsel need make no comment), as of the date of such opinion, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (xii) The Bank is not, and after giving effect to the offer and sale of the Bank Notes, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

          (c) Since the respective dates as of which information is given in the Offering Circular as amended or supplemented prior to the date of the Pricing Supplement relating to the Bank Notes to be delivered at the relevant Time of Delivery, there shall not have been any change in the capital stock or long-term debt of the Bank or any of its subsidiaries or any change in or affecting the condition, financial or otherwise, business affairs, or business prospects of the Bank or its subsidiaries otherwise than as set forth or contemplated in the Offering Circular as amended or supplemented prior to the date of the Pricing

Supplement relating to the Bank Notes to be delivered at the relevant Time of Delivery, the effect of which, in any such case described in this Section 6(c), is in the reasonable judgment of the Agents so material and adverse as to make it impracticable or inadvisable to proceed with the purchase by the Agents of the Bank Notes as principal or the solicitation by the Agents of offers to purchase the Bank Notes, as the case may be, on the terms and in the manner contemplated in the Offering Circular as amended or supplemented prior to the date of the Pricing Supplement relating to the Bank Notes to be delivered at the relevant Time of Delivery;

          (d) Since the date of any agreement to purchase Bank Notes (whether as principal or agent and whether in writing or orally) that has not yet settled,
(i) no downgrading shall have occurred in the rating accorded the Bank's debt securities by any nationally recognized statistical rating organization, and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Bank's debt securities;

          (e) Since the date of any agreement to purchase Bank Notes (whether as principal or agent and whether in writing or orally) that has not yet settled, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
(ii) a suspension or material limitation in trading in the securities of the Bank or PFC on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (e) in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Bank Notes or the purchase of the Bank Notes from the Bank as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Offering Circular;

          (f) With respect to any Bank Note denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Bank Note the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and

          (g) The Bank shall have furnished or caused to be furnished to the Agents certificates of officers of the Bank at each time required by Section 4(n) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by any two of the Chief Executive Officer, President, Treasurer, Controller, any Senior or Executive Vice President or any other officer of the Bank who is a member of the Management Finance Committee of the Bank, or any other officer of the Bank having the same or similar responsibilities, as to the accuracy of the representations and warranties of the Bank herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Bank of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, and as to the matters set forth in subsection (c) of this Section 6.

     7. (a) The Bank will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular as amended or supplemented and any report which has been approved by the Bank in writing and is furnished to security holders and not otherwise deemed to be included in the Offering Circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Bank shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Circular as amended or supplemented, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein.

          (b) Each Agent will indemnify and hold harmless the Bank against any losses, claims, damages or liabilities to which the Bank may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Circular as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Circular as amended or supplemented in reliance upon and in conformity with written information furnished to the Bank by such Agent expressly for use therein, and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the applicable Agent on the other from the offering of the Bank Notes to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and the applicable Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and such Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Bank Notes (before deducting expenses) received by the Bank bear to the total commissions or discounts received by an Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact necessary in order to make the statements therein not misleading relates to information supplied by the Bank on the one hand or such Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total offering price at which the Bank Notes purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (e) The obligations of the Bank under this Section 7 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Agent within the meaning of the 1933 Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of the 1933 Act.

     8. Each Agent, in soliciting offers to purchase Bank Notes from the Bank and in performing its other obligations hereunder (other than in respect of any purchase by such Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Bank and not as principal. Each Agent will make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Bank Notes from the Bank was solicited by such Agent and has been accepted by the Bank, but such Agent shall not have any liability to the Bank in the event such purchase is not consummated for any reason, unless such purchase is not consummated as a result of the gross negligence or willful misconduct of such Agent. If the Bank shall default on its obligation to deliver Bank Notes to a purchaser whose offer it has accepted and such default did not result from a failure by an Agent to perform its obligations hereunder, the Bank shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to such Agent any commission to which it would be entitled in connection with such sale.

     9. Delivery of Bank Notes sold through an Agent as agent for the Bank shall be made by the Bank to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for the Bank Notes sold through such Agent as agent on the date fixed for settlement, such Agent shall promptly notify the Bank and deliver the Bank Notes to the Bank, and, if such Agent has theretofore paid the Bank for such Bank Notes, the Bank will promptly return such funds to such Agent. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder, the Bank will reimburse such Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Bank.

     10. The respective indemnities, agreements, representations, warranties and other statements by the Agents and the Bank set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agents or any controlling person of the Agents, or the Bank, or any officer or director or any controlling person of the Bank, and shall survive each delivery of and payment for any of the Bank Notes.

     11. The provisions of this Agreement relating to the solicitation of offers to purchase Bank Notes from the Bank may be suspended or terminated at any time by the Bank or by the Agents upon the giving of written notice of such suspension or termination to the Agents or the Bank, as the case may be. In the event of such suspension or termination this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Bank

Notes which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and in any event, this Agreement shall remain in full force and effect insofar as the following provisions are concerned: (i) to the extent any Agent shall be entitled to any commissions earned hereunder but not yet paid at the time of termination, the last paragraph of Section 2(b) hereof, (ii) if at the time of termination any Agent shall own any Bank Notes as principal or an offer to purchase Bank Notes has been accepted but the Bank Notes have not yet been delivered, Sections 4(b), 4(d) and 4(e) hereof shall remain in effect until such Bank Notes are resold or delivered, as the case may be, and (iii) Sections 5, 7, 8 and 10 hereof shall remain in effect.

     12. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail, if to Goldman Sachs & Co., to Goldman Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 357-8680, Attention: Credit Department, Credit Control--Medium-Term Notes, if to Credit Suisse First Boston Corporation, to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Short and Medium-Term Finance Department, Facsimile Transmission No. (212) 325-8289, if to Lehman Brothers Inc., to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Medium-Term Note Department, Facsimile Transmission No. (212) 528-1781, if to Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310,
Attention: Product Management - Bank Notes, Facsimile Transmission No. (212) 449-2234, if to the Bank, to Providian National Bank, c/o Providian Financial Corporation, 201 Mission Street, San Francisco, California 94105, Facsimile Transmission No. (415) 278-6028, Attention: Treasurer.

     13. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, the Agents and the Bank, and to the extent provided in Sections 7, 8 and 10 hereof, the officers and directors of the Bank and any person who controls the Agents or the Bank, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Bank Notes through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

     14.  Time shall be of the essence in this Agreement and any Terms
Agreement.

     15. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Bank and you in accordance with its terms.


                              Very truly yours,


                              PROVIDIAN NATIONAL BANK


                              By: /s/ Robert W. Molke
                                 -------------------------------------
                                 Name:   Robert W. Molke
                                 Title:  Vice President and Treasurer


Accepted in New York, New York,
  as of the date hereof:

GOLDMAN, SACHS & CO.


/s/ Goldman, Sachs & Co.
----------------------------------------
 (Goldman, Sachs & Co.)


CREDIT SUISSE FIRST BOSTON CORPORATION


/s/ Helena M. Willner
----------------------------------------
Name: Helena M. Willner
Title: Vice President


LEHMAN BROTHERS INC.


/s/ Nelson Soares
----------------------------------------
Name: Nelson Soares
Title: Managing Director


MERRILL LYNCH, PIERCE, FENNER & SMITH
          INCORPORATED


/s/ Marion Neustadter
----------------------------------------
Name: Marion Neustadter
Title: Director

                                                                         ANNEX I

                            PROVIDIAN NATIONAL BANK

                              [TITLE OF BANK NOTE]

                                Terms Agreement
                                ---------------

_______________, 19__


[Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004]

[Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010]

[Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center
New York, New York  10285]

[Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
World Financial Center
North Tower
New York, New York  10048]


Ladies and Gentlemen:


     Providian National Bank (the "Bank") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated February 20, 1998 (the "Distribution Agreement"), between the Bank and Goldman, Sachs & Co., Credit Suisse First Boston Corporation, Lehman Brothers, Lehman Brothers Inc. (including its affiliate, Lehman Commercial Paper Inc.) and Merrill Lynch & Co. (the "Agents") to issue and sell to you the securities specified in the Schedule hereto (the "Purchased Bank Notes"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by you, as agent of the Bank, of offers to purchase Bank Notes is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein but not so defined shall have the meanings ascribed thereto in the Distribution Agreement. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Bank Notes from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Offering Circular shall be deemed to be a representation and warranty as of the date of this Terms Agreement in relation to the Offering Circular as amended and supplemented to relate to the Purchased Bank Notes and except to the extent such representations and warranties expressly relate to an earlier date.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Bank agrees to issue and sell to you and you agree to purchase from the Bank the Purchased Bank Notes, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Bank.

                                    PROVIDIAN NATIONAL BANK



                                    By:  _____________________________
                                         Name:
                                         Title:
Accepted:

By:  ______________________________
     [Goldman, Sachs & Co.]
     [Credit Suisse First Boston Corporation]
     [Lehman Brothers Inc.]
     [Merrill Lynch & Co.]

                                                             SCHEDULE TO ANNEX I


Purchasing Agent:

Title of Purchased Securities:

     ___% [Senior] [Subordinated] Bank Notes

Aggregate Principal:

     [$______________ or units of other Specified Currency]

Price to Public:

Purchase Price by the Agent:

     ___% of the principal amount of the Purchased Securities[, plus accrued interest from _______________ to _______________] [and accrued amortization, if any, from _______________ to _______________]

Method of and Specified Funds for Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Bank, in immediately available funds]

     [By wire transfer to a bank account specified by the Bank in immediately available funds]

Issuing and Paying Agency Agreement:

     Issuing and Paying Agency Agreement, dated as of ____________, 1998, between the Bank and The First National Bank of Chicago, as Issuing and Paying Agent

Time of Delivery:

Closing Location for Delivery of Bank Notes:

Maturity:

Interest Rate:

     [  %]

Interest Payment Dates:

     [months and dates]

Commission Percentage:

Documents to be Delivered:

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     [(1)  The opinion of counsel to the Bank referred to in Section 4(m).]

     [(2)  The officers' certificate referred to in Section 4(n).]

Other Provisions (including Syndicate Provisions, if applicable):

                                                                        ANNEX II


                            PROVIDIAN NATIONAL BANK

                                 $4,000,000,000
                               SENIOR BANK NOTES
                                      AND
                            SUBORDINATED BANK NOTES
                 DUE FROM 7 DAYS TO 15 YEARS FROM DATE OF ISSUE


                           Administrative Procedures
                           -------------------------

     These Administrative Procedures relate to the Notes defined in the Distribution Agreement, dated February 20, 1998 (the "Distribution Agreement"), between Providian National Bank (the "Bank") and Goldman, Sachs & Co. ("Goldman"), Credit Suisse First Boston Corporation ("First Boston"), Lehman Brothers, Lehman Brothers Inc. ("Lehman") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith ("Merrill" and, collectively with Goldman, First Boston and Lehman, the "Agents"), to which these Administrative Procedures are attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Offering Circular as amended or supplemented or the Issuing and Paying Agency Agreement.

     The procedures to be followed with respect to the settlement of sales of Bank Notes directly by the Bank to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Bank Notes by an Agent, as principal, from the Bank will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Bank and such Agent otherwise agree as provided in Section 2(a) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Bank Note by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Bank Note by such Agent as principal other than pursuant to a Terms Agreement, as the "Purchasing Agent".

     The Bank will advise each Agent in writing of those representatives of the Bank with whom such Agent is to communicate regarding offers to purchase Bank Notes and the related settlement details.

     Each Bank Note will be issued only in fully registered form and will be represented by a global security (a "Global Note") delivered to the Issuing and Paying Agent, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Note"). An owner of a Book-Entry Note will not be entitled to receive a certificate representing such Book-Entry Note, except as provided in the Issuing and Paying Agency Agreement.

     In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by the Depositary, the Issuing and Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the Short-Term and Medium-Term Letters of Representation from the Bank and the Issuing and Paying Agent to the Depositary, dated February 20, 1998, and a Medium-Term

Note Certificate Agreement between the Issuing and Paying Agent and the Depositary, dated as of May 17, 1994 (the "Certificate Agreement"), as amended, and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Bank:

     The Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Notes that may be sold as a result of the solicitation of offers by an Agent. The Bank may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Bank:

     Each Agent will promptly advise the Bank by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Notes. Each Agent also may make offers to the Bank to purchase Book-Entry Notes as a Purchasing Agent. Each Agent shall have the right, in its reasonably exercised discretion, to reject any proposed purchase of Bank Notes, as a whole or in part. The Bank will have the sole right to accept offers to purchase Book-Entry Notes and may reject any such offer in whole or in part.

     The Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Notes. If the Bank accepts an offer to purchase Book-Entry Notes, it will confirm such acceptance by telephone or in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Issuing and Paying Agent.

Communication of Sale Information to the Bank by the Agents and Settlement
Procedures:

     A. After the acceptance of an offer by the Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

     (1)  Principal Amount of Book-Entry Notes to be purchased;
     (2) If a Fixed Rate Book-Entry Note, the interest rate and initial interest payment date;
     (3)  Trade Date;
     (4)  Settlement Date;
     (5)  Maturity Date;
     (6) Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Notes denominated in U.S. dollars only);
     (7) Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

     (8)  Issue Price;
     (9) Selling Agent's commission or Purchasing Agent's discount, as the case may be;
     (10) Net Proceeds to the Issuing Bank;
     (11) If a redeemable Book-Entry Note, such of the following as are applicable:
          (i)   Initial Redemption Date,
          (ii)  Redemption Price (% of par), and
          (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Initial Redemption Date;
     (12) If a Book-Entry Note subject to repayment at the option of the holder, the Optional Repayment Date(s);
     (13) If a Floating Rate Book-Entry Note, such of the following as are applicable:
          (i)   Interest Rate Basis,
          (ii)  Index Maturity,
          (iii) Spread or Spread Multiplier,
          (iv)  Maximum Rate,
          (v)   Minimum Rate,
          (vi)  Initial Interest Rate,
          (vii) Interest Reset Dates,
          (viii)Interest Payment Dates,
          (ix)  Regular Record Dates, and
          (x)   Calculation Agent;
     (14) Name, address and taxpayer identification number of the purchaser(s);
     (15) Denomination of certificates to be delivered at settlement; and
     (16) Selling Agent or Purchasing Agent.

     B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Bank will communicate such Sale Information to the Issuing and Paying Agent by facsimile transmission or other acceptable written or electronic means. The Issuing and Paying Agent will assign a CUSIP number to the Global Note from a list of CUSIP numbers previously delivered to the Issuing and Paying Agent by the Bank representing such Book-Entry Note and then advise the Bank and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

     C. The Issuing and Paying Agent will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor's Corporation:

     (1)  The applicable Sale Information;
     (2)  CUSIP number of the Global Note representing such Book-Entry Note;
     (3) Whether such Global Note will represent any other Book-Entry Note (to the extent known at such time);
     (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;
     (5)  The interest payment period; and
     (6) Initial Interest Payment Date for such Book-Entry Note, number of days by which such date succeeds the record date for the Depositary's purposes and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

     D. The Issuing and Paying Agent will complete and authenticate the Global Note previously delivered by the Bank representing such Book-Entry Note.

     E. The Depositary will credit such Book-Entry Note to the Issuing and Paying Agent's participant account at the Depositary.

     F. The Issuing and Paying Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Note to the Issuing and Paying Agent's participant account and credit such Book-Entry Note to the Selling Agent's or Purchasing Agent's participant account and (ii) debit the Selling Agent's or Purchasing Agent's settlement account and credit the Issuing and Paying Agent's settlement account for an amount equal to the price of such Book-Entry Note less such Agent's commission. The entry of such a deliver order shall constitute a representation and warranty by the Issuing and Paying Agent to the Depositary that (a) the Global Note representing such Book-Entry Note has been issued and authenticated and (b) the Issuing and Paying Agent is holding such Global Note pursuant to the Certificate Agreement.

     G. The Selling Agent or Purchasing Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary
(i) to debit the Selling Agent's or Purchasing Agent's Book-Entry Note to such Agent's participant account and credit such Book-Entry Note to the participant accounts of institutions that have accounts with the Depositary or its nominee (each a "participant" and collectively, the "participants") with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such participants and credit the settlement account of the Selling Agent or Purchasing Agent for an amount equal to the price of such Book-Entry Note.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

     I. Upon confirmation of receipt of funds, the Issuing and Paying Agent will transfer to the account of the Bank maintained at The First National Bank of Chicago, or such other account as the Bank may have previously specified to the Issuing and Paying Agent, funds available for immediate use in the amount transferred to the Issuing and Paying Agent in accordance with Settlement Procedure "F".

     J. Upon request, the Issuing and Paying Agent will send to the Bank a statement setting forth the principal amount of Book-Entry Notes outstanding as of that date under the Issuing and Paying Agency Agreement.

     K. The Selling Agent or Purchasing Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the participants with respect to such Book-Entry Note a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. The Depositary will, at any time, upon request of the Bank or the Issuing and Paying Agent, promptly furnish to the Bank or the Issuing and Paying Agent a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Notes.

Preparation of Pricing Supplement:

     If the Bank accepts an offer to purchase a Book-Entry Note, it will prepare or cause to be prepared a Pricing Supplement reflecting the terms of such Book-Entry Note and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Bank and the purchaser agree to settlement on the date of acceptance of such offer, or the next Business Day, not later than 12:00 noon, New York City time, on such agreed upon settlement date. With respect to Short-Term Notes, if agreed between the Bank and the Agent, no Pricing Supplement will be prepared.

Delivery of Confirmation and Offering Circular to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Book-Entry Note a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Note prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Note.

Date of Settlement:

     The receipt by the Bank of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Note representing such Book-Entry Note shall constitute "settlement" with respect to such Book-Entry Note. All orders of Book-Entry Notes solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Bank on a particular date (the "Trade Date") will be settled on a date (the "Settlement Date") which is the third Business Day after the Trade Date pursuant to the "Settlement Procedure Timetable" set forth below, unless the Bank and the purchaser agree to settlement on another Business Day which may be as early as the Trade Date.

Settlement Procedure Timetable:

     For offers of Book-Entry Notes solicited by a Selling Agent and accepted by the Bank for settlement on or before the third Business Day after the Trade Date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

SETTLEMENT
PROCEDURE     TIME
----------    ----
    A         5:00 p.m.      on the Trade Date or 11:00 a.m. on the Business Day
                             immediately preceding the Settlement Date,
                             whichever is earlier

SETTLEMENT
PROCEDURE     TIME
----------    ----
    B         12:00 noon     on the Business Day immediately preceding the
                             Settlement Date
    C         2:00 p.m.      on the Business Day immediately preceding the
                             Settlement Date
    D         9:00 a.m.      on the Settlement Date
    E         10:00 a.m.     on the Settlement Date
   F-G        2:00 p.m.      on the Settlement Date
    H         4:45 p.m.      on the Settlement Date
    I         5:00 p.m.      on the Settlement Date

     If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

     If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedure "A" shall be completed no later than 11:00 a.m. on the Settlement Date; Settlement Procedure "B" shall be completed no later than 11:30 a.m. on the Settlement Date; Settlement Procedure "C" shall be completed no later than 12:00 noon on the Settlement Date; Settlement Procedure "D" shall be completed no later than 12:30 p.m. on the Settlement Date; Settlement Procedure "E" shall be completed no later than 1:00 p.m. on the Settlement Date.

     If settlement of a Book-Entry Note is rescheduled or canceled, the Issuing and Paying Agent, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date or, if a sale is to be settled on the same Business Day as the Trade Date, as promptly as possible after obtaining knowledge thereof.

Failure to Settle:

     If the Issuing and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Issuing and Paying Agent may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Note to the Issuing and Paying Agent's participant account, provided that the Issuing and Paying Agent's participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will mark such Global Note "canceled", make appropriate entries in the Issuing and Paying Agent's records and send such canceled Global Note to the Bank. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, the Issuing and Paying Agent will exchange such Global Note for two Global Notes, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

     If the purchase price for any Book-Entry Note is not timely paid to the participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Note may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Note to such participant's account and crediting such Book-Entry Note to such Agent's account and then debiting such Book-Entry Note to such Agent's participant account and crediting such Book-Entry Note to the Issuing and Paying Agent's participant account and shall promptly notify the Bank and the Issuing and Paying Agent thereof. Thereafter, the Issuing and Paying Agent will (i) immediately notify the Bank of such order and the Bank shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Note which was credited to the account of the Bank maintained in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Bank will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Bank.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Note, the Issuing and Paying Agent will provide, in accordance with Settlement Procedure "D", for the authentication and issuance of a Global Note representing the other Book-Entry Notes to have been represented by such Global Note and will make appropriate entries in its records. The Bank will, from time to time, furnish the Issuing and Paying Agent with a sufficient quantity of Global Notes.